               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                 ______________________________

                           FORM 8-K/A

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 9, 2000


                          ONEIDA LTD.
    (Exact name of Registrant as specified in its charter)



    NEW YORK                      1-5452                   15-0405700
(State or other                (Commission              (I.R.S. Employer
jurisdiction of                File Number)           Identificaton Number)
incorporation)


163-181 KENWOOD AVENUE, ONEIDA NEW YORK                            13421
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code              (315)361-3000

Former name or former address, if changed since last report          N/A

Item 2.   Acquisition or Disposition of Assets

    On  August  9,  2000, Oneida  Ltd.,  a  New
York corporation (the "Registrant"), purchased all outstanding shares of stock of Delco International, Ltd., a New York corporation ("Delco") pursuant to the Stock Purchase Agreement, dated as of May 30, 2000, among the Registrant, Delco, and Perry Delman, Robert Delman, Peter Kranes, Michael Sehlmeyer and Dennis Kanfer (each, a "Stockholder"; collectively, the "Stockholders") (the "Stock Purchase Agreement"), as amended
on August 9, 2000. Copies of   the  Stock  Purchase  Agreement
and the Letter Agreement regarding amendments to the Stock Purchase Agreement, dated as of August 9, 2000, among the Registrant, Delco and the Stockholders (the "Amendment to
Stock  Purchase Agreement"),  are  attached hereto   as
Exhibits  2.1  and  2.2,  respectively,   and   are
incorporated herein by reference.

    The purchase price of approximately $59.4
million in cash paid by the Registrant to the Stockholders pursuant to the Stock Purchase Agreement was borrowed under the Registrant's existing Credit Agreement with several lenders and The Chase Manhattan Bank as Administrative
Agent. The purchase  price  was arrived                     at
through  arm's  length  negotiations  between   the
Registrant, Delco and the Stockholders, and was determined after consideration of Delco's audited financial statements and a review of Delco's assets and business. The purchase price is subject to adjustment pursuant to the Stock Purchase Agreement based on the net worth of Delco as of August 9, 2000. $8 million of the purchase price was placed in escrow with The Chase Manhattan Bank ("Chase") pursuant to an Escrow Agreement, dated as of May 30, 2000 among the Registrant, Delco, the Stockholders and Chase (the "Escrow Agreement"), as amended on August 9, 2000. Copies of the Escrow Agreement and the Amendment to Escrow Agreement dated as of August 9, 2000, among the Registrant, Delco, the Stockholders and Chase are attached hereto as Exhibits 2.3 and 2.4, respectively, and are incorporated herein by reference.

    No prior relationship existed between Delco or the Stockholders, on the one hand, and the Registrant and its respective affiliates, directors or officers, on the other hand.

Item 7.  Financial Statements and Exhibits

         (a)  Pro Forma Financial Information

         (b)  Financial Statements of Businesses Acquired

         (c)  Exhibits

              2.1   Stock Purchase Agreement, dated as of May
                    30, 2000,  among Oneida Ltd., Delco
                    International Ltd.,  Perry  Delman,  Robert
                    Delman, Peter Kranes, Michael Sehlmeyer and Dennis Kanfer

              2.2   Amendment to Stock Purchase Agreement,
                    dated as  of  August  9, 2000, among
                    Oneida  Ltd., Delco   International  Ltd.,
                    Perry   Delman, Robert    Delman,   Peter
                    Kranes,   Michael Sehlmeyer and Dennis
                    Kanfer

              2.3   Escrow  Agreement, dated as of May 30,
                    2000, among  Oneida Ltd., Delco
                    International Ltd.,
                    Perry  Delman,  Robert Delman, Peter Kranes,
                    Michael Sehlmeyer, Dennis Kanfer and the Chase Manhattan Bank, N.A.

              2.4 Amendment to Escrow Agreement, dated as of August 9, 2000, among Oneida Ltd., Delco International Ltd., Perry
                    Delman,   Robert Delman,         Peter
                    Kranes,  Michael  Sehlmeyer,
                    Dennis  Kanfer and the Chase Manhattan
                    Bank, N.A.

              23.1 Consent of Independent Auditors

              99.1 Press Release of the Registrant, dated May 30, 2000.


                         SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ONEIDA LTD.


Dated: October 23, 2000                     By: /s/ CATHERINE H. SUTTMEIER
                                                    Catherine H. Suttmeier
                                                    Corporate Vice President,
                                                    Secretary and General
                                                    Counsel

                                                                ITEM 7(a)


                  ONEIDA LTD. AND CONSOLIDATED SUBSIDIARIES
                      AND DELCO INTERNATIONAL LTD. AND
                               SUBSIDIARIES



                       ====================================
                              PRO FORMA FINANCIALS
                       BALANCE SHEETS AS OF JULY 29, 2000
                          STATEMENTS OF INCOME FOR THE
                       FISCAL YEAR ENDED JANUARY 29, 2000
                    AND SIX MONTH PERIOD ENDED JULY 29, 2000


                          PREPARED FOR FILING AS PART OF
                                    FORM 8-K/A
                    TO THE SECURITIES AND EXCHANGE COMMISSION

                  ONEIDA LTD. AND CONSOLIDATED SUBSIDIARIES AND
                    DELCO INTERNATIONAL LTD. AND SUBSIDIARIES
              UNAUDITED PRO FORMA BALANCE SHEET AS OF JULY 29, 2000

The following unaudited pro forma balance sheet gives effect to the business combination between Oneida Ltd. ("Oneida") and Delco International Ltd. ("Delco") which took place on August 9, 2000. This unaudited pro forma balance sheet combines the unaudited July 29, 2000 balance sheet of Oneida Ltd. and Consolidated Subsidiaries with the unaudited July 29, 2000 balance sheet of Delco International Ltd. and Subsidiaries and assumes the business combination occurred on July 29, 2000 and was accounted for as a purchase. This unaudited pro forma balance sheet should be read in conjunction with the unaudited pro forma statements of income for the fiscal year ended January 29, 2000 and six month period ended July 29, 2000 and with the audited January 31, 2000 and unaudited July 29, 2000 consolidated financial statements and related notes thereto of Delco International Ltd. included elsewhere herein.


(In thousands except per share amounts)                Adjustments       Pro
                                   Oneida Ltd. Delco    Pro Forma       Forma
                                                        Inc.(Dec.)    Combined
    ASSETS
Cash...............................   $5,757   $3,333  $  (131)(a)    $   8,959
Receivables........................   86,506    7,784                    94,290
Inventories........................  208,127   14,408                   222,535
Other current assets...............   18,734    2,084     (951)(d)(e)    19,867
                                    --------------------------------------------
 Total current assets..............  319,124   27,609   (1,082)         345,651
Property, plant and equipment-net..  106,011    6,667      731(e)       113,409
Intangible assets-net of accumulated
 amortization .....................   69,765            50,459(a)(b)    120,224
                                                              (c)(e)
Deferred income taxes..............   23,042      513                    23,555
Other assets.......................   12,020               (99)(e)       11,921
                                    -------------------------------------------
    Total assets.................... $529,962 $34,789  $50,009         $614,760
                                    ===========================================
    LIABILITIES
Short-term debt.....................$  7,664  $ 1,066                  $  8,730
Accounts payable....................  33,735    1,876  $   400(b)        36,011
Accrued liabilities.................  44,977    5,409    1,223(a)        51,609
Current installments of long-term debt 9,377      818                    10,195
                                    -------------------------------------------
    Total current liabilities.......  95,753    9,169    1,623          106,545
Long-term debt...................... 234,046    7,602   61,000(a)(d)    302,648
Accrued postretirement liability....  57,984                             57,984
Accrued pension liability...........  16,282                             16,282
Other liabilities   ................  10,353      533    4,871(c)        15,757
                                    -------------------------------------------
 Total liabilities.................. 414,418   17,304   67,494          499,216
                                    -------------------------------------------
    STOCKHOLDERS' EQUITY:
Cumulative 6% preferred stock:
 $25 par value authorized 96,660
 shares, issued 86,859 shares;
callable at $30 per share..........   2,171                               2,171
Common stock-$1 par value; authorized
 48,000,000 shares,issued 17,663,753  17,664      100     (100)(a)       17,664
Additional paid-in capital..........  82,639      289     (289)(a)       82,639
Retained earnings...................  51,970   21,667  (21,667)(a)       51,970
Other comprehensive loss............ (12,736)                           (12,736)
Less cost of common stock held in
   treasury; 1,384,060 shares......... (25,447)(4,571)   4,571(a)       (25,447)
Less unallocated ESOP shares of common
 stock of 33,221....................    (717)                              (717)
                                    --------------------------------------------
 Stockholders' equity............... 115,544    7,485  (17,485)         115,544
                                    --------------------------------------------
 Total liabilities and
  stockholders' equity..............$529,962  $34,789  $50,009         $614,760
                                    ===========================================

                  ONEIDA LTD. AND CONSOLIDATED SUBSIDIARIES
                AND DELCO INTERNATIONAL LTD. AND SUBSIDIARIES
                     NOTES TO PRO FORMA BALANCE SHEET (Unaudited)
                                 (In Thousands)

(1) The allocation of the acquisition cost is based upon the estimated fair value of Delco's assets and liabilities as of the date of acquisition.

(2) The pro forma adjustments show the assumption by Oneida of $61,000 under its revolving loan agreement to finance the acquisition and the cash payment of $61,000 to the stockholders of Delco.

(3) The pro forma balance sheet gives effect to the following adjustments:

    (a)  Payment of cash consideration for Delco's stock,
         non-compete agreements, special bonuses and elimination of Delco's equity section:
                                                         Debit (Credit)
         Common Stock (Delco)..................            $    100
         Additional Paid-In Capital (Delco)....                 289
         Retained Earnings (Delco).............              21,667
         Treasury Stock (Delco)................              (4,571)
         Cash (Oneida).........................                (131)
         Accrued Liabilities (Oneida)...........              1,560
         Long-Term Debt (Oneida)...............             (61,864)
         Intangible Assets (Oneida)............              42,950

    (b)  Accrual of additional acquisition costs:

         Intangible Assets (Oneida)............                 400
         Accounts Payable (Oneida).............                (400)

    (c)  Accrual of non-compete agreements:

         Intangible Assets (Oneida)............               7,654
         Accrued Liabilities (Oneida)..........              (2,783)
         Other Liabilities (Oneida)............              (4,871)

    (d)  Sale of certain assets back to Delco Stockholders:

         Other Current Assets (Oneida).........                (864)
         Long-Term Debt (Oneida)...............                 864

    (e)  Adjust acquired assets to fair value:

         Other Current Assets (Oneida).........                 (87)
         Property, Plant and Equipment (Oneida)                 731
         Other Assets (Oneida).................                 (99)
         Intangible Assets (Oneida)............                (545)

                ONEIDA LTD. AND CONSOLIDATED SUBSIDIARIES
                AND DELCO INTERNATIONAL LTD. AND SUBSIDIARIES

                 UNAUDITED PRO FORMA STATEMENT OF INCOME
                 FISCAL YEAR ENDED JANUARY 29, 2000

The following unaudited pro forma statement of income combines the consolidated statement of income of Oneida LTD. for the fiscal year ended January 29, 2000 with the consolidated statement of income of Delco International Ltd. and subsidiaries for the fiscal year ended January 31, 2000. This unaudited pro forma statement of income assumes the business combination described elsewhere herein was effective at the beginning of the period and that the transaction was accounted for as a purchase. The statement of income for Delco for the fiscal year ended January 31, 2000 includes a wholly-owned subsidiary which was not acquired and which was not material to the pro forma combined income statement taken as a whole. The unaudited pro forma earnings are not necessarily indicative of what actual earnings of the combined companies will be in the future. This statement should be read in conjunction with the unaudited pro forma balance sheet and the January 31, 2000 consolidated financial statements and notes thereto of Delco International Ltd. and Subsidiaries included elsewhere herein. Only the consolidated financial statements and notes thereto of Delco International Ltd. and subsidiaries as of and for the year ended January 31, 2000 are included in this report.

INCOME STATEMENTS
FISCAL YEAR ENDED JANUARY 29, 2000 (Unaudited)
(In thousands except per share data)
                                                        Pro Forma
                                                        Adjustments   Pro Forma
                               Oneida Ltd.   Delco       Inc. (dec.)  Combined
Net sales....................    $495,056    $ 75,662                 $570,718
Cost of sales................     302,071      52,132                  354,203
                              ------------------------------------------------
Gross margin.................     192,985      23,530                  216,515
Operating revenues...........         861                                  861
                              ------------------------------------------------
                                  193,846      23,530                  217,376
                              ------------------------------------------------
Operating expenses
 Selling, distribution and
   administrative charges....     128,038      14,790     $2,675(a)    145,503
 Restructuring costs and
   unusual charges...........      41,300                               41,300
                              ------------------------------------------------
  Total......................     169,338      14,790      2,675       186,803
                              ------------------------------------------------
Income (loss) from operations      24,508       8,740     (2,675)       30,573
Other income (expense).......         202         153                      355
Interest expense.............      10,875         875      5,033(b)     16,783
                              ------------------------------------------------
Income (loss) from operations
 before income taxes.........      13,835       8,018     (7,708)       14,145
Income tax expense (benefit).       8,324       3,282     (2,116)(c)     9,490
                              ------------------------------------------------
Net income (loss)............      $5,511      $4,736    $(5,592)       $4,655

                              =================================================

 EARNINGS PER SHARE OF COMMON STOCK:
 Net income:
  Basic......................        $.33                                 $.27
  Diluted....................         .32                                  .27
SHARES USED IN PER SHARE DATA:
  Basic......................      16,524                               16,524
  Diluted....................      16,672                               16,672


                  ONEIDA LTD. AND CONSOLIDATED SUBSIDIARIES
                 AND DELCO INTERNATIONAL LTD. AND SUBSIDIARIES

                 NOTES TO UNAUDITED PRO FORMA STATEMENT OF
                 INCOME FISCAL YEAR ENDED JANUARY 29, 2000

Adjustments resulting from the new basis of accounting for the assets and liabilities of Delco International Ltd. and subsidiaries:

                                                       (In Thousands)

(a)  Amortization of intangible assets,
     principally excess of acquisition costs
     over the net assets acquired...................  $    2,675

(b) Interest expense on long-term debt assumed specifically for the acquisition of
     Delco

     $61,000,000 at 8.25%.........................         5,033

(c)  Tax effect, at 38.25%, of pro forma
     interest adjustment attributable
     to (b) above and amortization of
     non-compete agreements........................        2,116

                  ONEIDA LTD. AND CONSOLIDATED SUBSIDIARIES
                  AND DELCO INTERNATIONAL LTD. AND SUBSIDIARIES

                  UNAUDITED PRO FORMA STATEMENT OF INCOME
                   SIX MONTH PERIOD ENDED JULY 29, 2000

The following unaudited pro forma statement of income combines the unaudited consolidated statement of income of Oneida Ltd. for the six month period ended July 29, 2000 with the unaudited consolidated statement of income of Delco International Ltd. and subsidiaries for the six month period ended July 29, 2000. This unaudited pro forma statement assumes the business combination described elsewhere herein was effective at the beginning of the period and that the transaction was accounted for as a purchase. The statement of income for Delco for the six months ended July 29, 2000 includes a wholly-owned subsidiary which was not acquired and which was not material to the pro forma combined income statement taken as a whole. The unaudited pro forma earnings are not necessarily indicative of what actual earnings of the combined companies will be in the future. This statement should be read in conjunction with the unaudited pro forma balance sheet as of July 29, 2000 and the consolidated financial statements and notes thereto of Delco International Ltd. and subsidiaries as of and for the year ended January 31, 2000 included elsewhere herein.

INCOME STATEMENTS
6 MONTHS PRO FORMA COMBINED
(In thousands except per share data)

                                                        Pro Forma
                                                        Adjustments  Pro Forma
JULY 29, 2000 (Unaudited)    Oneida Ltd.      Delco    Inc. (Dec.)   Combined
Net sales....................    $222,211     $38,308                 $260,519
Cost of sales-Recurring.......    138,536      26,801                  165,337
Cost of sales-Restructuring...     24,000                               24,000
                              ------------------------------------------------
Gross margin.................      59,675      11,507                   71,182
Operating revenues...........       1,532                                1,532
                              ------------------------------------------------
                                   61,207     11,507                    72,714
                              ------------------------------------------------
OPERATING EXPENSES:
 Selling, distribution and
   administrative charges....      61,026      10,277    $(1,630)(a)(b) 69,673
 Restructuring costs and
  unusual charges............       8,000                                8,000
                              ------------------------------------------------
  Total......................      69,026      10,277     (1,630)       77,673
                              ------------------------------------------------
Income (loss) from operations      (7,819)      1,230      1,630        (4,959)
Other income (expense).......        (133)         29                     (104)
Interest expense.............       6,948         545      2,715(c)     10,208
                              ------------------------------------------------
Income (loss) from operations
 before income taxes.........     (14,900)        714      (1,085)     (15,271)
Income tax expense (benefit).      (5,551)        297         (1)(d)    (5,255)
                              ------------------------------------------------
Net income (loss)............     $(9,349)      $417     $(1,084)     $(10,016)

                             ==================================================
EARNINGS PER SHARE OF COMMON
 STOCK:
 Net income (loss):
  Basic......................       $(.58)                               $(.62)
  Diluted....................        (.58)                                (.62)
SHARES USED IN PER SHARE DATA:
  Basic......................      16,286                               16,286
  Diluted....................      16,286                               16,286


               ONEIDA LTD. AND CONSOLIDATED SUBSIDIARIES
               AND DELCO INTERNATIONAL LTD. AND SUBSIDIARIES

                NOTES TO UNAUDITED PRO FORMA STATEMENT OF
                INCOME SIX MONTH PERIOD ENDED JULY 29, 2000
                            (In Thousands)

Adjustments resulting from the new basis of accounting for the assets and liabilities of Delco International Ltd. and subsidiaries:

                                                    Debit (Credit)
(a)  Amortization of intangible assets,
     principally excess of acquisition costs
     over the net assets acquired..................       $ 1,338

(b)  Adjustment to reflect non-operating payments
     made in connection with the transaction.......        (2,968)

(c) Interest expense on long-term debt assumed specifically for the acquisition of
     Delco.

     $61,000,000 at 8.9%............................        2,715

(d)  Tax effect, at 38.25%, of pro forma
     interest adjustment attributable
     to (c) above and amortization of
     non-compete agreements.........................           (1)

                                                           ITEM 7(b)

                          Independent Auditors' Report

The Board of Directors
Delco International Ltd.
 and Subsidiaries

We have audited the accompanying consolidated balance sheet of Delco International Ltd. and subsidiaries as of January 31, 2000, and the related consolidated statements of earnings, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Delco International Ltd. and subsidiaries as of January 31, 2000 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ KPMG LLP
Melville, New York
April 7, 2000

                            DELCO INTERNATIONAL LTD.
                              AND SUBSIDIARIES
                           Consolidated Balance Sheet
                                January 31, 2000

            Assets
Current assets:
 Cash and cash equivalents                       $ 3,226,688
 Marketable securities                               114,812
 Accounts receivable (net of allowance for
  doubtful accounts of $73,000)                    8,708,122
Inventory                                         16,355,577
 Prepaid expenses and other current assets           527,641
 Deferred income taxes                               431,830
                                                  ----------
    Total current assets                          29,364,670
 Property, plant and equipment, net                3,041,024
 Investment securities                               227,268
 Deferred income taxes                               114,000
 Other assets                                        725,632
                                                   ---------
    Total assets                                 $33,472,594
                                                 ===========
Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable                                $ 2,342,027
 Bank acceptances payable                          1,970,037
 Current installments of long-term debt              847,903
 Accrued expenses and other current liabilities    4,985,985
 Due to shareholder                                  461,500
 Income taxes payable                                473,617
                                                  ----------
    Total current liabilities                     11,081,069

Long-term debt, less current installments          4,547,074
Deferred income taxes                                492,671
Deferred compensation                                285,000
                                                  ----------
    Total liabilities                             16,405,814
                                                  ----------
Stockholders' equity:
 Common stock; $.01 par value; 10,000,000
  shares authorized and issued                       100,000
 Additional paid-in capital                          289,396
 Retained earnings                                21,248,674
 Treasury stock; 4,500,000 shares                 (4,571,290)
                                                  ----------
    Total stockholders' equity                    17,066,780
                                                  ----------
Commitments and contingencies

    Total liabilities and stockholders' equity   $33,472,594

See accompanying notes to consolidated financial statements.


                            DELCO INTERNATIONAL LTD.
                              AND SUBSIDIARIES

                       Consolidated Statement of Earnings
                           Year ended January 31, 2000

Net Sales                                       $75,662,298

Costs and expenses:
 Cost of sales                                   52,132,435
 Selling, general and administrative expenses    14,789,747
                                                 ----------
       Income from operations                     8,740,116

Other income (expense):
 Interest and other income                          153,441
 Interest expense and other financing charges      (875,476)
                                                 ----------
       Income before provision for income taxes   8,018,081
                                                 ----------
Income tax expense (benefit):
    Current                                       3,307,451
    Deferred                                        (25,652)
                                                  ---------
       Total income tax expense                   3,281,799
                                                 ----------
Net income                                      $ 4,736,282
                                                ===========

See accompanying notes to consolidated financial statements.

                            DELCO INTERNATIONAL LTD.
                               AND SUBSIDIARIES

                 Consolidated Statement of Stockholders' Equity
                           Year ended January 31, 2000

                                      Additional                   Treasury
                                       paid-in      Retained         Stock
               Shares     Par value     capital     earnings        at cost        Total
Balance at
January 31,
1999          10,000,000    $100,000    $289,396    $16,512,392    $ (815,478)    $16,086,310

Purchase of
treasury stock                                                     (3,755,812)     (3,755,812)

Net income                                            4,736,282                     4,736,282
              ----------    --------    --------    -----------    -----------     ----------

Balance at
January 31,
2000          10,000,000    $100,000    $289,396    $21,248,674   $(4,571,290)    $17,066,780
              ==========    ========    ========    ===========   ===========     ===========

See accompanying notes to consolidated financial statements.

                            DELCO INTERNATIONAL LTD.
                              AND SUBSIDIARIES

                      Consolidated Statement of Cash Flows
                           Year ended January 31, 2000

Cash flows from operating activities:
Net income                                          $4,736,282
 Adjustments to reconcile net income to net cash
  provided by operating activities
  Depreciation and amortization                        210,137
  Deferred income taxes                                (25,652)
  Deferred compensation                                100,000
  Changes in assets and liabilities:
    Decrease in accounts receivable, net               970,955
    Increase in inventory                           (2,055,817)
    Increase in prepaid expenses and other assets     (248,782)
    Decrease income taxes receivable                   403,048
    Decrease in accounts payable                      (417,059)
    Increase in accrued expenses and other
     liabilities                                       486,381
    Increase in income taxes payable                   473,617
                                                     ---------
     Net cash provided by operating
      activities                                     4,633,110
                                                     ---------
Cash flows from investing activities:
 Capital expenditures                                 (497,350)
 Purchase of marketable securities                    (114,812)
 Purchase of investment securities                    (102,051)
 Proceeds from sale of maturity of investment
  securities                                           100,220
                                                     ---------
     Net cash used in investing activities            (613,993)
                                                     ---------
Cash flows from financing activities:
 Proceeds from financing arrangement                 3,750,000
 Purchase of treasury stock                         (3,755,812)
 Capital lease payments                                (31,599)
 Payments of mortgage and notes payable               (651,701)
 Repayments of banker's acceptances, net              (858,444)
                                                     ---------
     Net cash used in by financing activities       (1,547,556)
                                                     ---------
Net increase in cash and cash equivalents            2,471,561

Cash and cash equivalents at beginning of year         755,127
                                                     ---------
Cash and cash equivalents at end of year            $3,226,688
                                                    ==========
Supplemental disclosure of cash flow
information:
 Cash paid during the year for:
  Interest and other finance charges              $    875,476
  Taxes                                              2,611,200

See accompanying notes to consolidated financial statements.

                            DELCO INTERNATIONAL LTD.
                               AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                                January 31, 2000

(1)  Summary of Significant Accounting Policies

     (a)  Description of Business

          Delco International Ltd. (the Company), a New York Corporation, maintains its headquarters in Port Washington, Long Island.
          The Company was founded in 1939 as is an importer of a full range of food service products including dinnerware, flatware, holloware and serving utensils. The Company's products are utilized across many industries including the airline, cruiseline, railway, restaurant chains and hotel industries.

     (b)  Principles of Consolidation

          The consolidated financial statements include the financial statements of Delco International Ltd. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     (c)  Cash Equivalents

          For purposes of the statement of cash flows, the Company considers all highly liquid investments with and original maturity of three months or less at date of purchase to be cash equivalents. Cash equivalents were $1,999,122 at January 31, 2000.

     (d)  Marketable Securities

          Marketable securities include investments in term deposits and debt securities with maturities greater than 90 days but less than one year. The Company's debt securities and term deposits are held to maturity Debt securities are carried at amortized cost.

     (e)  Inventory

          Inventory is stated at the lower of cost (determined on a first in, first-out basis) or market.

     (f)  Other Assets

          Other assets include a non-interest bearing, unsecured loan due from a supplier for $57,500 at January 31, 2000. The supplier is to repay the loan through specified reductions from each of its invoices to the Company for shipments of a particular product.

          The remaining balance of other assets consists primarily of the cash surrender value of officer's life insurance policies, whereby the Company is the beneficiary, and security deposits relating to trade shows.

     (g)  Property, Plant and Equipment

          Property, plant and equipment are stated at cost.
          Depreciation is computed principally on the straight-line method for assets over their estimated useful lives as follows:

                    Furniture, fixtures and equipment    7 years
                    Buildings                           40 years

          Depreciation expense on property, plant and equipment amounted to $203,247 in fiscal 2000.
          The Company reviews long-lived assets to be held and used or disposed of for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable measured by comparing the carrying amount of an asset to the future net cash flows expected to be generated by the asset.

     (h)  Income Taxes

          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (i)  Use of Estimates

          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     (j)  Comprehensive Income (Loss)

          On February 1, 1998, the Company adopted SFAS No. 130,
          "Reporting Comprehensive Income," which establishes standards for the reporting and presentation of comprehensive income
          (loss) and its components in the consolidated financial statements. The Company does not have any components of comprehensive income (loss) and therefore, comprehensive income equaled net income each year.

(2)  Investment Securities

     Investment securities are debt securities which are expected to be held to maturity, consisting primarily of state and municipal government obligations. These securities are carried at amortized cost. Substantially all of the Company's portfolio of investment securities matures within six years.

     The amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for held-to-maturity securities at January 31, 2000 were as follows:

                                                       Gross
                                                     unrealized
                                          Amortized   holding      Fair
      January 31, 2000                      cost     gain (loss)   value
     Held-to-maturity:
      Governmental obligations             $227,268   $(3,847)    $223,421

(3)  Property, Plant and Equipment

     Property plant and equipment consists of the following at January
     31, 2000.

          Land                                     $  670,556
          Building and leasehold improvements       3,104,539
          Furniture, fixtures and equipment           679,073
                                                    ---------
                                                    4,454,168
          Accumulated depreciation and amortization 1,413,144
                                                   ----------
          Property, plant and equipment-net        $3,041,024
                                                   ==========

During November 1999, the Company entered into an agreement to purchase land for approximately $3,456,000 on which the Company plans to build a new office and distribution center. The Company has placed a deposit on the land for approximately $174,000 at contract signing which is reflected in property, plant and equipment.

(4) Financing Arrangements

     Financing arrangements consist of the following:

     Line of credit facility-banker's acceptances(i) $1,970,037
                                                     ==========
     Due to shareholder (v)                          $  461,500
                                                     ==========
     Mortgage payable(ii)                            $1,927,397
     Term loans (i) (iii)                             3,375,000
     Capital leases (iv)                                 92,580
                                                      ---------
                                                      5,394,977
     Less current installments                          847,903
                                                       --------
     Long-term debt                                  $4,547,074
                                                     ==========

     (i) At January 31, 2000, the Company has line of credit agreements with two financial institutions, which are renewable on an annual basis. One agreement provides for a $5,000,000 facility which expires on June 30, 2000. Under the terms of the agreement, the Company has a sub-limit of $500,000 for stand-by letters of credit. Interest is due monthly and is calculated based on the prime rate of interest, which was 8.5% at January
          31, 2000. At January 31, 2000, the Company's direct borrowings were $991,768, which is reflected as bank acceptances payable.
          At January
          31, 2000, the Company has outstanding letters of credit of approximately $1,585,900 under this facility.

          The second agreement provides for a $10,000,000 line of credit which expires on July 31, 2000. Under this facility, the Company has a sub-limit of $7,500,000 for direct borrowing. Interest is payable monthly at the prime rate, which was 8.5% at January 31, 2000. At January 31, 2000 direct borrowings outstanding were $978,269, which is reflected as bank acceptances payable in the accompanying consolidated balance sheet. At January 31, 2000, the Company has outstanding letters of credit of approximately $2,375,500 under this facility.

          The line of credit agreements contain several covenants, requiring, among other things, minimum levels of consolidated tangible net worth, as well as specified interest coverage, tangible net worth and current ratios. The line of credit agreements are collateralized by specified assets and are personally guaranteed by one shareholder of the Company.

     (ii) At January 31, 2000, the mortgage payable outstanding on its Port Washington facility was $1,927,397. The mortgage bears interest at 8.79%, payable monthly, with a balloon payment of $1,559,262 due August 2004. The mortgage agreement contains several covenants, requiring, among other things, minimum levels of consolidated tangible net worth, as well as specified debt service and funded debt ratios. The mortgage is collateralized by the land and building and is personally guaranteed by one shareholder of the Company.

     (iii)In August 1999, the Company obtained funding from two financial institutions to provide five year secured term loans aggregating $3,750,000 to fund liabilities associated with the acquisition of treasury stock (Note 6). At January 31, 2000, the remaining balance was $3,375,000. Principal payments in the amount of $187,500 and related interest are due quarterly and are calculated using LIBOR plus 2% which was 8.19% at January 31, 2000.

          The term loan agreements contain several covenants, requiring, among other things, minimum levels of consolidated tangible net worth, as well as specified interest coverage, tangible net worth and current ratios. The term loan agreements are collateralized by specified assets and are personally guaranteed by one shareholder of the Company.

     (iv) Leases are classified as capital leases or operating leases in accordance with the terms of the underlying lease agreements.
          At January 31, 2000, scheduled payments on capital lease obligations, which significantly apply to equipment used in the warehouse, are as follows:

                   Years ending
                    January 31,
                        2001              $ 35,770
                        2002                33,689
                        2003                23,289
                        2004                11,085
                        2005                   830
                                          --------
                                           104,663
                Less amount representing
                  interest                  12,083
                                          --------
                                          $ 92,580
                                          ========

     (v) Due to shareholders represents an obligation bearing interest at 2.5% above the prime rate. The obligation is payable within 30 days of written notice. Interest expense related to this obligation for fiscal 2000 was $46,000. The interest rate as of January 31, 2000 was 10.5%.

(5)  Employee Benefit Plans

     (a)  401(k) Plan

          The Company maintains an employee 401(k) retirement plan.
          Employees are eligible to participate in the plan after they have reached the age of 21 and have completed one year of service. The plan is a defined contribution plan, with eligible employee pre-tax deferrals of 1% to 10% up to the maximum legal limit per employee. The plan provides for employer matching at the discretion of the employer. The Company did not contribute to the plan during fiscal 2000.

     (b)  Profit Sharing Retirement Plan

          The Company maintains a defined contribution profit sharing retirement plan whereby annual contributions are made at the discretion of the Board of Directors. Employees may not contribute to the plan and must be employed by the Company on the last day of the year and have completed 1,000 hours of service in order to be included in the allocation of such contributions. A participant's account shall fully vest upon the attainment of their normal retirement date, while employed by the Company or an ERISA affiliate. Included in accrued expenses at January 31, 2000 are approved contributions of $375,000.

     (c)  Deferred Compensation

          The Company has established a deferred compensation plan for the benefit of certain key executive employees. The plan provides for capital accumulation opportunities through the issuance of phantom shares to the employees. The shares vest annually over a ten year period and become fully vested upon a change in control, as defined. For financial reporting purposes, the shares are valued at the proportional underlying interest of the book value of the Company at each measurement date, which is the basis for redemption. Amounts payable under the phantom stock agreements commence upon the earlier of the termination of employment, retirement or death of the employee. As of January 31, 2000 165,278 phantom shares have been granted and compensation expense for 2000 relating to these agreements amounted to $100,000.

     (d)   Health Care and Life Insurance

          The company provides medical and dental coverage to employees through a premium based insurer. Non-union employees pay a portion of the cost of such premiums through payroll deductions and the Company funds the remainder. Premiums related to union employees are paid entirely by the Company. The Company incurred approximately $353,000 in expense during fiscal 2000 in connection with employee medical and dental coverage. In addition, the Company provides each employee with life insurance coverage. All premiums are paid by the Company and benefits range from $10,000 to $75,000 depending on the employee's position. Premiums related to life insurance amounted to approximately $9,000 in 2000.

(6)  Stock Agreements

     The Company has entered into agreements with its stockholders which provide for the redemption of shares. The agreements provide that a stockholders wishing to redeem his shares must notify the Company which has the right of first refusal. The Company is not required to repurchase any shares. If any of the stockholder's shares are not repurchased by the Company, the remaining stockholders holders have an option to purchase such shares. If all of the stock of a stockholder desiring to make a disposition is not repurchased by the Company or the remaining stockholders, then the Company will be liquidated and dissolved. The redemption price per share is equal to the book value of the Company divided by the number of shares outstanding.

     On January 14, 1999, the Company signed a stock purchase agreement to redeem all of the shares of a principal shareholder, representing 31.25% of the outstanding shares of common stock of the Company. The payment of approximately $3.8 million was made in a single discounted payment in May 1999, funded by a five year term loan provided by two financial institutions (Note 4).

(7)  Business Concentration

     In fiscal 2000, four of the Company's customers accounted for an aggregate of 23% of net sales.

     At January 31, 2000, the Company had four customer balances in excess of 5% of trade accounts receivable. The customer balances represented approximately 20% of trade accounts receivable.

(8)  Lease Agreements

     The Company leases three warehouses under operating lease arrangements (Note 9).

     On January 24, 2000, the Company entered in to a five-year lease agreement to rent warehouse space in Los Angeles, California from an unrelated party. Annual rent payments are approximately $144,000.

     Future minimum rental payments required under operating leases are as follows:

                   Years ending
                    January 31,
                        2001            $  273,036
                        2002               285,048
                        2003               285,048
                        2004               285,048
                        2005               285,048
                     Thereafter            306,262
                                          --------
                                        $1,719,490
                                        ==========

(9)  Related Party Transactions

   The Company utilizes a public warehouse in Los Angeles, California, which is owned and operated by Seneca Associates. One of the principal shareholders of Seneca Associates is also a shareholder of the Company. The Company pays all administrative and warehouse expenses associated with this operation. The Company incurred approximately $302,000 in expenses related to this operation in fiscal 2000. The lease for the Los Angeles warehouse expires June 30, 2000.

     The Company leases warehouse space on a year to year renewal basis, in the Bowery section of Manhattan. The facility is owned by an entity controlled by a Company shareholder. Lease payments related to the Bowery warehouse amounted to approximately $141,000 in fiscal 2000. This lease expires on December 31, 2008.

(10) Income Taxes

     The components of the provision (benefit) for Federal and state income taxes for the year ended January 31, 2000 are as follows:

            Federal:
              Current                     $2,712,110
              Deferred                       (19,880)
                                          ----------
                                           2,692,230
                                          ----------
            State:
              Current                        595,341
              Deferred                        (5,772)
                                          ----------
                                             589,569
                                          ----------
                 Total                    $3,281,799
                                          ==========

     The Company's provision for income taxes differed from the amount computed by applying the statutory U.S. Federal income tax rate to income due to the following:

      Tax at statutory rate      $2,726,000      34.0%
      State and local income
       taxes, net of Federal
       income tax benefit          401,000        5.0
      Other                        154,799        1.9
                                ----------        ---
                                $3,281,799       40.9%
                                ==========       ====

     The tax effects of temporary differences that give rise to significant portions of deferred tax asset and liabilities are presented below:

      Deferred tax asset:
        Allowance for doubtful accounts     $ 29,200
        Deferred compensation                114,000
        Capitalized costs in inventory       381,346
        Other inventory                       21,284
                                             -------
                                             545,830

      Deferred tax liabilities:
        Depreciation of property, plant
         and equipment                       492,671
                                            --------
      Net deferred tax asset                $ 53,159
                                            ========
</TABLE

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent on the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled timing of the reversals of deferred tax assets and liabilities and tax planning strategies in making this assessment. Management believes that its deferred tax assets are fully recoverable.

(11) Subsequent Events

     In March 2000, the Company entered into an agreement with a construction company to construct the Company's new facility as indicated in Note 3. This commitment is for approximately
     $6,200,000. Company management is in the process of finalizing financing arrangements to fund the construction.

(12) Year 2000

     Management has assessed the impact of Year 2000 issues on the Company's computer systems and applications and has developed a remediation plan. As of the date of this report, the Company has not experienced any significant disruptions to the financial or operating activities caused by failure of computerized systems resulting from Year 2000 issues. Management does not expect Year
     2000 issues to have a material adverse effect on the Company's operations or financial results in 2000.


                            DELCO INTERNATIONAL LTD.
                               AND SUBSIDIARIES

                           Consolidated Balance Sheet
                                 July 29, 2000
                                  (Unaudited)
         Assets
Current assets:
 Cash and cash equivalents                       $ 3,332,653
 Accounts receivable                               7,784,207
Inventory                                         14,408,287
Prepaid expenses and other current assets          2,083,774
                                                  ----------
    Total current assets                          27,608,921
 Property, plant and equipment, net                6,667,361
 Other assets                                        513,083
                                                   ---------
    Total assets                                 $34,789,365
                                                 ===========
Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable                                $ 1,876,127
 Banker's acceptances payable                      1,065,521
 Current installments of long-term debt              818,400
Accrued expenses and other current liabilities     5,409,894
                                                  ----------
    Total current liabilities                      9,169,942

Long-term debt, less current installments          7,601,604
Deferred income taxes                                532,671
                                                  ----------
    Total liabilities                             17,304,217
                                                  ----------
Stockholders' equity:
 Common stock; $.01 par value; 10,000,000
  shares authorized and issued                       100,000
 Additional paid-in capital                          289,396
 Retained earnings                                21,667,042
 Treasury stock; 4,500,000 shares                 (4,571,290)
                                                  ----------
    Total stockholders' equity                    17,485,148
                                                  ----------
Commitments and contingencies

    Total liabilities and stockholders' equity   $34,789,365
                                                 ===========

See accompanying notes to unaudited consolidated financial statements.




                            DELCO INTERNATIONAL LTD.
                              AND SUBSIDIARIES

                       Consolidated Statement of Earnings
                         Six Months Ended July 29, 2000
                                   (Unaudited)


Net Sales                                      $38,308,060

Costs and expenses:
 Cost of sales                                  26,801,278
 Selling, general and administrative expenses   10,275,903
                                                 ---------
       Income from operations                    1,230,879

Other income (expense):
 Interest and other income                          29,061
 Interest expense and other financing charges      544,645
                                                 ---------
Income before provision for income taxes           715,295

Provision for income taxes                         296,927
                                                 ---------
Net income                                      $  418,368
                                               ===========

See accompanying notes to unaudited consolidated financial statements.


                            DELCO INTERNATIONAL LTD.
                              AND SUBSIDIARIES

                 Consolidated Statement of Stockholders' Equity
                         Six Months Ended July 29, 2000
                                   (Unaudited)

                                      Additional                    Treasury
                                       paid-in       Retained         stock
                 Shares     Par value   capital      earnings        at cost          Total
Balance at
January 31,
2000           10,000,000    $100,000    $289,396    $21,248,674    $(4,571,290)    $17,066,780

Net income                                               418,368                        418,368
              ---------------------------------------------------------------------------------
Balance at
July 29,
2000           10,000,000    $100,000    $289,396    $21,667,042    $(4,571,290)    $17,485,148
               ===============================================================================

See accompanying notes to unaudited consolidated financial statements.


                            DELCO INTERNATIONAL LTD.
                                AND SUBSIDIARIES

                      Consolidated Statement of Cash Flows
                         Six Months Ended July 29, 2000
                                   (Unaudited)

Net cash provided by operating activities      $1,269,211
                                                ---------
Cash flows from investing activities:
 Capital expenditures                          (3,164,337)
 Proceeds from sale of investment securities      342,080
                                                ---------
     Net cash used in investing activities     (2,822,257)
                                                ---------
Cash flows from financing activities:
 Repayments of long-term debt                    (430,973)
 Repayments of related party loan                (461,500)
 Proceeds from issuance of long-term debt       3,456,000
 Repayment of banker's acceptances, net          (904,516)
                                                ---------
     Net cash used in by financing activities   1,659,011
                                                ---------
Net increase in cash and cash equivalents         105,965

Cash and cash equivalents at beginning of year  3,226,688
                                                ---------
Cash and cash equivalents at end of period     $3,332,653
                                               ==========

See accompanying notes to unaudited consolidated financial statements.

                            DELCO INTERNATIONAL LTD.
                              AND SUBSIDIARIES

                    NOTES TO UNAUDITED CONSOLIDATED FINANCIAL
                             STATEMENTS (In thousands)


1. The statements for the six months ended July 29, 2000 are unaudited; in the opinion of the Company such unaudited statements include all adjustments (which comprise only normal recurring accruals) necessary for a fair presentation of the results of such period. The results of operations for the six months ended July 29, 2000 are not necessarily indicative of the results of operations to be expected for the year ending January 27, 2001.

2.  Subsequent Event
Effective August 9, 2000, the Company's stockholders sold all of the common stock of Delco International Ltd. to Oneida Ltd. Oneida Ltd. assumed substantially all of the assets and liabilities of the Company in the transaction. The accompanying unaudited financial statements as of and for the period ended July 29, 2000 reflect the assets, liabilities and stockholders' equity of the Company without giving effect to the transaction.

3. The provision for income taxes is based on pre-tax income for financial statement purposes with an appropriate deferred tax provision to give effect to changes in temporary differences between the financial statements and tax bases of assets and liabilities. The temporary differences arise principally from depreciation and other employee benefits.

4.  Financing Arrangements
During the period ended July 29, 2000, the Company obtained bank financing of $3,456,000 for the purchase of land. On August 11, 2000, Oneida Ltd. repaid all borrowings of the Company.